N E W S            R E L E A S E

SCS Transportation, Inc. Says Saia

Keeps Trucks Rolling Despite Hurricane Katrina

KANSAS CITY, Mo. – September 7, 2005 – SCS Transportation, Inc. (NASDAQ: SCST), today announced that operations at its wholly owned subsidiary, Saia, have been impacted in selected markets due to the effects of Hurricane Katrina. While facilities are standing and dry, New Orleans and Gulfport, Miss. terminals are temporarily closed due to the devastation in surrounding communities, limited access to roads and loss of power and communications systems. In July 2005, the two terminals accounted for an estimated 2.8 percent of consolidated revenue, some of which is now being serviced by other network facilities. The Company is still assessing the potential revenue, cost and business interruption insurance impacts from the hurricane. The effect on annual earnings guidance, if any, cannot be determined at this time.

“Although Saia today operates across a 30-state network, its heritage dates to the 1920s as a Louisiana and Gulf Coast company. The number one priority right now is the well-being of employees and their families, as well as the customers and neighbors who have been part of the Saia family for so long,” said Bert Trucksess, chairman, president and chief executive officer of SCS Transportation.

About 250 of Saia’s 6,600 employees work at terminals directly affected by the storm and an additional 280 work at the company’s administrative office in Houma, La. The company has established a fund for employees to make donations to benefit co-workers and their families that have been directly impacted by the storm. The company will provide a 100 percent match to all employee donations.

“Saia continues to service and meet customer needs throughout our system. Shipments within the Gulf Coast areas impacted are being delivered to all points that are not embargoed by the government,” added Rick O’Dell, president and chief executive officer of Saia. “Adjustments have been made to reroute business around the affected geographies and to cope with fuel shortages, telecommunications outages and road closures. We expect some adverse short-term financial impact, but our main concern is taking care of our people and providing immediate transportation services to the affected areas as this is critical to the recovery effort.”

Operations at the Company’s other business unit, Jevic Transportation, have not been significantly affected by hurricane impacts.

SCS Transportation, Inc. provides trucking transportation and supply chain solutions to a broad base of customers across the United States. With annual revenue exceeding $1 billion, the Company focuses on regional and interregional less-than-truckload (LTL), and selected truckload (TL) and time-definite services. Operating subsidiaries are Saia, a multi-region LTL carrier based in Duluth, Ga., and Jevic, a hybrid LTL and truckload carrier based in Delanco, N.J. Headquartered in Kansas City, Mo., SCST has approximately 9,000 employees nationwide.

The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements. We use such forward-looking statements regarding our future financial condition and results of operations and our business operations in this release. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; labor relations; cost and availability of qualified drivers, fuel, purchased transportation and operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; integration risks; effectiveness of company-specific performance improvement initiatives; maintenance of service performance levels; competitive initiatives and pricing pressures; the occurrence and timing of industry consolidation; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.

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CONTACT: Greg Dr	own Treasurer SCS Transportation 816-714-5906 gdrown@scstransportation.com

Esther Grenz
Morningstar Communications Co.
913-851-8700, ext. 25
esther@morningstarcomm.com